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                                                                   EXHIBIT 99.1


QualMark Corporation
1329 W 121st Avenue
Denver, CO  80234

April 1, 2002

Securities and Exchange Commission
450 5th Street, NW
Washington, DC 20549

Ladies and Gentlemen:

Pursuant to Securities and Exchange Commission Release Nos. 33-8070; 34-45590; 35-27503; 39-2395; IA-2018; IC-25464; FR-62; File No. S7-03-02, this letter is to confirm that QualMark Corporation has received assurance from its independent public accountants, Arthur Andersen LLP ("Arthur Andersen"), that Arthur Andersen's audit of our financial statements as of December 31, 2001 and for the year then ended (the "Audit") was subject to Arthur Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Arthur Andersen personnel working on the Audit, availability of national office consultation, and availability of personnel at foreign affiliates of Arthur Andersen to conduct the relevant portions of the Audit.

QUALMARK CORPORATION

                        /s/ Anthony A. Scalese
                        -----------------------
                        Vice President of Finance and Administration
                        (Principal Accounting Officer)